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                                                                    Exhibit 4(u)

                     WAIVER OF SURRENDER CHARGE ENDORSEMENT

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SECTION 1.                                     GENERAL INFORMATION

WHAT IS OUR AGREEMENT WITH       Our agreement with you includes this
YOU?                             endorsement as a part of the contract to which
                                 it is attached. The provisions of the contract apply to this endorsement unless changed by this endorsement.

SECTION 2.                                           BENEFIT

WHAT IS THE BENEFIT PROVIDED     This endorsement waives any applicable
BY THIS ENDORSEMENT?             surrender charges and any market value
                                 adjustment for a partial withdrawal or full surrender during the accumulation period on the contract to which it is attached. This benefit may be exercised only one time. It is subject to providing proof satisfactory to us that one of the following conditions has occurred after the contract issue date and prior to the payout date. Proof must be provided at the time of your request for surrender or partial withdrawal.

                                 NURSING HOME OR HOSPITAL. The annuitant has been admitted to a nursing home or hospital and has been confined to such nursing home or hospital for at least 180 consecutive days.

                                 TERMINAL ILLNESS. The annuitant has been determined to be terminally ill. Terminally ill means that due to illness or accident, the annuitant's life expectancy is 12 months or less.

                                 UNEMPLOYMENT. The annuitant becomes unemployed at least one year after the contract issue date and the following conditions have been met:

                                      a.)  unemployment compensation has been
                                           received for at least 30 days as a
                                           result of that unemployment; and

                                      b.)  unemployment compensation is being
                                           received at the time of your request.

                                 DISASTER. The annuitant's primary residence is located in an area of a major disaster as determined by a Presidential declaration under the Robert T. Stafford Disaster Assistance and Emergency Relief Act as amended ("the act") and the following conditions have been met:

                                      a.)  the annuitant is eligible and has
                                           applied for individual assistance for
                                           damage to their primary residence
                                           under the guidelines of the act as
                                           administered through the Federal
                                           Emergency Management Agency (FEMA);

                                      b.)  the damage is in excess of $50,000,
                                           as verified by a licensed appraiser;
                                           and

                                      c.)  the request to exercise this benefit
                                           is made no later than the 91st day
                                           following the disaster declaration.
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    CUNA Mutual Insurance Society
      A Mutual Insurance Company


/s/ Jeff Post
-------------------------------------
              President

2000-WVRSC-RV1